EXHIBIT 99


Telewest Communications plc Press Release issued on May 7, 1998 with respect to results of operations for the three month period ended March 31, 1998 (including unaudited consolidated financial statements prepared in accordance with UK
GAAP).

FOR IMMEDIATE RELEASE                                              7TH MAY 1998


                           TELEWEST COMMUNICATIONS PLC
                            1ST QUARTER RESULTS 1998

EBITDA                              (POUND) 25.8M       +254%
REVENUE                             (POUND)110.4M       +22.2%
CATV MARGIN                                 42.8%       +3.7% POINTS
TELEPHONY MARGIN                            77.1%       +6.5% POINTS
HOUSEHOLD PENETRATION                       34.5%       +0.7% POINTS


Quarter ending                      Mar. 98             Mar. 97                       Dec. 97
--------------                      -------             -------                       -------
TELEVISION
                   Customers        617,877        541,728     (+14.1%)           605,988      (+2.0%)
                 Penetration         22.1%         22.2%       (-0.1% points)      22.0%       (+0.1% points)
                       Churn         34.8%         32.6%       (+2.2% points)      34.0%       (+0.8% points)
           Av. Rev. per cust  (pound)23.72   (pound)23.57      (+0.6%)      (pound)23.40       (+1.4%)

RESIDENTIAL TELEPHONY
                   Customers        831,585        669,577    (+24.2%)            810,358      (+2.6%)
                 Penetration         30.1%         28.2%       (+1.9% points)      29.7%       (+0.4% points)
                       Churn         20.5%         19.5%       (+1.0% point)       20.0%       (+0.5% points)
           Av. Rev. per line  (pound)19.10   (pound)20.31      (-6.0%)      (pound)19.19       (-0.5%)

BUSINESS TELEPHONY
                       Lines        110,015        74,540      (+47.6%)           100,989      (+8.9%)
         Av. Lines per cust.          4.1          3.5         (+17.1%)             4.0        (+2.5%)
           Av. Rev. per line  (pound)42.81   (pound)43.68      (-2.0%)      (pound)43.62       (-1.9%)
          Av. Rev. per cust.  (pound)173.40  (pound)145.73    (+19.0%)      (pound)158.05      (+9.7%)

INTERNET
           Dial-up customers        17,059         4,895        (+248.5%)         16,713      (+2.1%)



TELEWEST TODAY ANNOUNCED ITS 1ST QUARTER RESULTS.

COMMENTING ON THE RESULTS CHARLES BURDICK,  GROUP FINANCE DIRECTOR, SAID:

"THE FINANCIAL RESULTS FOR THE FIRST QUARTER OF 1998 REFLECT SUBSTANTIAL PROGRESS FOLLOWING THE RESTRUCTURING OF THE BUSINESS TOWARDS THE END OF LAST YEAR AND UNDERSCORE THE STRATEGIC RATIONALE OF OUR PROPOSED MERGER WITH GENERAL CABLE. TURNOVER HAS INCREASED BY 22.2% TO (POUND)110.4M WITH ALL REVENUE STREAMS CONTRIBUTING TO THE GROWTH. EBITDA OF (POUND)25.8M HAS BEEN ACHIEVED THROUGH GROWTH IN CUSTOMER NUMBERS, MARGIN IMPROVEMENTS AND CONTINUED EMPHASIS ON THE CONTROL OF OPERATING COSTS EVIDENCED BY DECLINING SG&A IN THE FACE OF SUBSTANTIAL GROWTH IN CUSTOMER VOLUMES AND REVENUES.

"TELEPHONY MARGINS INCREASED 6.5% TO 77.1% AS A RESULT OF THE INCREASED VOLUME OF TRAFFIC CARRIED SOLELY ON OUR OWN NETWORKS AND CONTINUED FAVOURABLE TERMS IN INTERCONNECT PROVISION. SECOND LINE PENETRATION IS 3.9% UP FROM 1.5% REFLECTING GROWTH IN THE USE OF THE INTERNET. THE PROGRAMMING STRATEGY WE HAVE EMPLOYED WITH OUR MILLENNIUM PACKAGES IS CREATING A MORE FAVOURABLE DISTRIBUTION OF SERVICES AMONGST OUR CUSTOMER BASE. THE CHANGE IN PRODUCT DISTRIBUTION, COUPLED WITH REVISED CONTRACT ARRANGEMENTS WITH PROGRAMME SUPPLIERS, CONTRIBUTED TO AN INCREASE OF 3.7% IN CATV MARGINS TO 42.8%. THE RECENTLY ANNOUNCED ITC PROPOSAL ON PROGRAMME `BUNDLING' IS DESIGNED TO PROMOTE CONSUMER CHOICE AND IS WELCOMED BY THE COMPANY.

"THE COMPANY ENDED Q1, 1998 WITH (POUND)1.42 BILLION OF DEBT SPLIT BETWEEN (POUND)0.55 BILLION OF SENIOR BANK DEBT AND (POUND)0.87 BILLION OF BOND DEBT. THE COMPANY REMAINS FULLY FUNDED AND IS OPERATING COMFORTABLY WITHIN ITS RECENTLY RESTRUCTURED BANK FACILITIES. WE ARE LOOKING AT FINANCING OPTIONS IN REGARD TO THE EXERCISE OF OUR PRE-EMPTION RIGHTS RESULTING FROM THE COMCAST / NTL MERGER AND THE POSSIBLE PURCHASE OF THE BIRMINGHAM CABLE AND CABLE LONDON SHARES HELD BY COMCAST.


DAVID VAN VALKENBURG, INTERIM CHIEF EXECUTIVE OF TELEWEST, CONTINUED:

"1998 IS OFF TO A PROMISING START. WITH THE RESTRUCTURING OF THE BUSINESS NOW BEHIND US WE HAVE BEEN ABLE TO CONCENTRATE ON OUR CORE PRODUCTS. WE NOW HAVE 1,106,169 CUSTOMERS SERVICED BY OUR OWNED AND OPERATED AND AFFILIATED FRANCHISES.

"CABLE TELEVISION PENETRATION IS AT 22.1% UP 0.1% POINTS ON THE PREVIOUS QUARTER WHILE RESIDENTIAL TELEPHONY PENETRATION REACHED 30.1%, UP 0.4% POINTS ON Q4 1997. AN INCREASE IN CHURN OVER THE PREVIOUS QUARTER FOR BOTH TELEVISION (UP 0.8% POINTS) AND TELEPHONE (UP 0.5% POINTS) WAS DUE IN PART TO SERVICE RELATED ISSUES FLOWING FROM OUR RESTRUCTURING AND THE PRICE INCREASES OF NOVEMBER 1. WE ARE FOCUSSING THE EFFORTS OF THE COMPANY TOWARDS REDUCING THIS NUMBER.

"SALES OF THE MILLENNIUM PACKAGES, LAUNCHED IN FEBRUARY, HAVE EXCEEDED EXPECTATIONS. THE MAJORITY OF NEW SUBSCRIBERS ARE IN RE-MARKET AREAS WHICH DEMONSTRATES THE NEW AUDIENCE CREATED FOR OUR SERVICE OFFERINGS. THIS IS EVIDENCED BY TOTAL SALES RELATIVE TO THE NUMBER OF FRESH HOMES AVAILABLE TO MARKET. DESPITE A REDUCTION IN THE NUMBER OF FRESH HOMES RELEASED TO MARKET, GROSS SALES FOR THE QUARTER COMPARE FAVOURABLY TO THE CORRESPONDING PERIOD IN 1997.

"EXCELLENT RESULTS WERE ACHIEVED IN OUR BUSINESS SERVICES DIVISION. CUSTOMERS INCREASED TO 26,532, A RISE OF 4.1% FOR THE QUARTER AND LINES INCREASED BY 8.9% TO 110,015. OUR BUSINESS CUSTOMERS FOR THE QUARTER AVERAGED 8.5 LINES AND IN TOTAL NOW AVERAGE 4.1 LINES EACH, A SLIGHT INCREASE ON THE PREVIOUS QUARTER AND A CONTINUATION OF THE UPWARD TREND.

"ON 15TH APRIL 1998 WE ANNOUNCED THAT TELEWEST AND GENERAL CABLE HAD AGREED TERMS OF A PROPOSED MERGER TO BE ACHIEVED BY WAY OF A RECOMMENDED OFFER BY TELEWEST FOR GENERAL CABLE SHARES. DOCUMENTS ARE EXPECTED TO BE POSTED TO SHAREHOLDERS IN JUNE / JULY 1998. WE HAVE ALREADY STARTED THE PLANNING PROCESS FOR THE INTEGRATION OF OUR TWO COMPANIES AND EXPECT THIS TO PROGRESS SMOOTHLY.

"WITH THE STRONG RESULTS OF THE FIRST QUARTER AND THE INCLUSION OF GENERAL CABLE INTO AN ENLARGED GROUP WE HAVE AN EXCELLENT PLATFORM FOR CONTINUED GROWTH AND ARE POSITIONED TO ASSUME MARKET LEADERSHIP."



NOTE:

THE FOLLOWING IS INCLUDED IN CONNECTION WITH LEGISLATION IN THE UNITED STATES OF AMERICA, THE SAFE HARBOUR STATEMENT UNDER THE US PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOREGOING INCLUDES CERTAIN FORWARD LOOKING STATEMENTS THAT INVOLVE VARIOUS RISKS AND UNCERTAINTIES WHICH COULD LEAD TO ACTUAL RESULTS SIGNIFICANTLY DIFFERENT THAN THOSE ANTICIPATED BY TELEWEST. FOR A DISCUSSION OF CERTAIN OF THESE RISKS AND UNCERTAINTIES SEE THE COMPANY'S 1997 ANNUAL REPORT.



Enquiries to:        TELEWEST COMMUNICATIONS PLC

                     David Van Valkenburg, Interim Chief Executive
                     Tel: 01483 750 900
                     Charles Burdick, Group Finance Director
                     Tel: 01483 750 900
                     Ian Hood, Director of Corporate Communications & Investor
                       Relations
                     Tel: 01483 295 184

                     and at :

                     Dewe Rogerson
                     Anthony Carlisle
                     0171 638 9571

TELEWEST COMMUNICATIONS PLC
Operating Statistics - Owned and operated on an equity basis

-----------------------------------------------------------------------------------------------------------------------
1st Quarter 1998 Net Additions
                                                                          NET ADDITIONS                  NET ADDITIONS
                                                                                Q1 1998                        Q1 1997
CABLE TELEVISION
----------------
HOMES MARKETED                                                                   34,652                        103,424
CATV CUSTOMERS                                                                   11,889                         13,586

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                                                   35,672                        122,777
RESIDENTIAL TELEPHONY CUSTOMERS                                                  21,227                         49,200
RESIDENTIAL TELEPHONY LINES                                                      28,157                         52,886

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                                                      1,057                            623
BUSINESS TELEPHONY LINES                                                          9,026                          6,717

                                                                         AS AT 31 MARCH                 AS AT 31 MARCH
                                                                                   1998                           1997
CABLE TELEVISION
----------------
HOMES MARKETED                                                                2,794,836                      2,439,377
CATV CUSTOMERS                                                                  617,877                        541,728
CATV PENETRATION                                                                  22.1%                          22.2%
QUARTERLY CHURN RATE (ANNUALISED)                                                 37.2%                          34.3%
ROLLING 12 MONTH CHURN RATE                                                       34.8%                          32.6%

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                                                2,760,826                      2,377,511
RESIDENTIAL TELEPHONY CUSTOMERS                                                 831,585                        669,577
RESIDENTIAL TELEPHONY PENETRATION                                                 30.1%                          28.2%
RESIDENTIAL TELEPHONY LINES                                                     864,325                        679,895
QUARTERLY CHURN RATE PER LINE (ANNUALISED)                                        21.7%                          19.8%
ROLLING 12 MONTH CHURN RATE                                                       20.5%                          19.5%

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                                                     26,532                         21,505
BUSINESS TELEPHONY LINES                                                        110,015                         74,540
AVERAGE NUMBER OF LINES PER CUSTOMER                                                4.1                            3.5

INTERNET
--------
DIAL-UP CUSTOMERS                                                                17,059                          4,895

CABLE TELEVISION AND RESIDENTIAL TELEPHONY CUSTOMERS                            490,875                        397,738
CABLE TELEVISION ONLY CUSTOMERS                                                 127,002                        143,990
RESIDENTIAL TELEPHONY ONLY CUSTOMERS                                            340,710                        271,839
INTERNET ONLY CUSTOMERS                                                           1,769                          2,228

-----------------------------------------------------------------------------------------------------------------------

TELEWEST COMMUNICATIONS PLC
Operating Statistics - Owned and operated and affiliated franchises
* On an equity basis

-----------------------------------------------------------------------------------------------------------------
1st Quarter 1998 Net Additions
                                                         NET ADDITIONS                             NET ADDITIONS
                                                               Q1 1998                                   Q1 1997
CABLE TELEVISION
----------------
HOMES MARKETED                                                  35,686                                   118,268
CATV CUSTOMERS                                                  13,247                                    17,409

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                                  36,350                                   137,681
RESIDENTIAL TELEPHONY CUSTOMERS                                 24,791                                    53,812
RESIDENTIAL TELEPHONY LINES                                     32,211                                    57,706

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                                     1,189                                       744
BUSINESS TELEPHONY LINES                                        10,133                                     7,547


                                                        AS AT 31 MARCH                            AS AT 31 MARCH
                                                                  1998                                      1997
CABLE TELEVISION
----------------
HOMES MARKETED                                               3,132,268                                 2,745,103
CATV CUSTOMERS                                                 700,599                                   617,007

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                               3,098,677                                 2,680,722
RESIDENTIAL TELEPHONY CUSTOMERS                                919,473                                   739,913
RESIDENTIAL TELEPHONY LINES                                    954,752                                   751,227

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                                    29,520                                    24,042
BUSINESS TELEPHONY LINES                                       126,806                                    86,116
AVERAGE NUMBER OF LINES PER CUSTOMER                               4.3                                       3.6

-----------------------------------------------------------------------------------------------------------------



Note:

* The affiliated franchises include Telewest's interests in Cable London plc (50.0% interest), Birmingham Cable Corporation (27.5% interest) and The Cable Corporation (16.5% interest).

TELEWEST COMMUNICATIONS PLC
Owned and Operated Franchises
As at 31 March 1998

                                             London and     Midlands and          Scotland
                                             South East       South West    and North East     North West         Total
                                             ----------       ----------    --------------     ----------         -----
CABLE TELEVISION
----------------
HOMES MARKETED                                  618,356          832,637           747,995        595,848     2,794,836
CATV CUSTOMERS                                  144,142          177,814           169,704        126,217       617,877
CATV PENETRATION                                  23.3%            21.4%             22.7%          21.2%         22.1%

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                                  612,226          832,757           720,818        595,025     2,760,826
RESIDENTIAL TELEPHONY CUSTOMERS                 154,609          272,739           222,641        181,596       831,585
RESIDENTIAL TELEPHONY PENETRATION                 25.3%            32.8%             30.9%          30.5%         30.1%
RESIDENTIAL TELEPHONY LINES                     164,540          282,089           229,903        187,793       864,325

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS                      6,429            8,740             6,121          5,242        26,532
BUSINESS TELEPHONY LINES                         30,617           39,863            19,227         20,308       110,015
AVERAGE NUMBER OF LINES PER
    CUSTOMER                                        4.8              4.6               3.1            3.9           4.1


TELEWEST COMMUNICATIONS PLC
Owned and Operated Franchises
As at 31 March 1998


                                      London South  South West   North East   Scotland   South East  North West  Midlands   Total
                                      ------------  ----------   ----------   --------   ----------  ----------  --------   -----
CABLE TELEVISION
----------------
HOMES MARKETED                           364,744       380,508     224,624    523,371     253,612     595,848    452,129  2,794,836
CATV CUSTOMERS                            79,706        80,973      53,451    116,253      64,436     126,217     96,841    617,877
CATV PENETRATION                           21.9%         21.3%       23.8%      22.2%       25.4%       21.2%      21.4%      22.1%

RESIDENTIAL TELEPHONY
---------------------
HOMES MARKETED                           358,595       380,628     221,401    499,417     253,631     595,025    452,129  2,760,826
RESIDENTIAL TELEPHONY CUSTOMERS           73,833       117,656      74,548    148,093      80,776     181,596    155,083    831,585
RESIDENTIAL TELEPHONY PENETRATION          20.6%         30.9%       33.7%      29.7%       31.8%       30.5%      34.3%      30.1%
RESIDENTIAL TELEPHONY LINES               79,750       123,575      75,981    153,922      84,790     187,793    158,514    864,325

BUSINESS TELEPHONY
------------------
BUSINESS TELEPHONY CUSTOMERS               4,938         5,124       1,708      4,413       1,491       5,242      3,616     26,532
BUSINESS TELEPHONY LINES                  24,829        21,734       4,655     14,572       5,788      20,308     18,129    110,015
AVERAGE NUMBER OF LINES PER
    CUSTOMER                                 5.0           4.2         2.7        3.3         3.9         3.9        5.0        4.1



TELEWEST COMMUNICATIONS PLC
Affiliated Franchises
As at 31 March 1998

                                       CABLE LONDON         BIRMINGHAM CABLE  THE CABLE CORPORATION    TOTAL AFFILIATES
                                    ACTUAL      EQUITY      ACTUAL    EQUITY    ACTUAL    EQUITY       ACTUAL     EQUITY
                                    ------      ------      ------    ------    ------    ------       ------     ------
CABLE TELEVISION
HOMES MARKETED                      354,004    177,002     414,744   114,055   281,065    46,376    1,049,813    337,433
CATV CUSTOMERS                       85,726     42,863     117,653    32,355    45,482     7,505      248,861     82,723
CATV PENETRATION                      24.2%      24.2%       28.4%     28.4%     16.2%     16.2%        23.7%      24.5%

RESIDENTIAL TELEPHONY
HOMES MARKETED                      354,004    177,002     414,744   114,055   283,602    46,794    1,052,350    337,851
RESIDENTIAL TELEPHONY CUSTOMERS      85,006     42,503     126,559    34,804    64,130    10,581      275,695     87,888
RESIDENTIAL TELEPHONY PENETRATION     24.0%      24.0%       30.5%     30.5%     22.6%     22.6%        26.2%      26.0%
RESIDENTIAL TELEPHONY LINES          90,083     45,042     126,559    34,804    64,130    10,581      280,772     90,427

BUSINESS TELEPHONY
BUSINESS TELEPHONY CUSTOMERS          3,044      1,522       4,052     1,114     2,129       351        9,225      2,987
BUSINESS TELEPHONY LINES             15,313      7,657      18,130     4,986    25,143     4,149       58,586     16,792
AVERAGE NUMBER OF LINES PER
    CUSTOMER                            5.0        5.0         4.5       4.5      11.8      11.8          6.4        5.6


TELEWEST COMMUNICATIONS PLC
UK GAAP

UNAUDITED SUMMARISED CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE THREE MONTHS ENDED 31 MARCH 1998

                                                             NOTE         3 MONTHS          3 MONTHS              YEAR
                                                                             ENDED             ENDED             ENDED
                                                                          31 MARCH          31 MARCH       31 DECEMBER
                                                                              1998              1997              1997
                                                                        (POUND)000        (POUND)000        (POUND)000
TURNOVER
     CABLE TELEVISION                                                       44,180            38,101           159,918
     TELEPHONY - RESIDENTIAL                                                48,436            39,674           166,645
     TELEPHONY - BUSINESS                                                   13,502             9,287            43,882
     OTHER (INTERNET, AD SALES ETC)                                          4,306             3,328            16,053
                                                                           110,424            90,390           386,498
                                                                   ====================================================

OPERATING LOSS                                                            (20,965)          (30,172)         (127,764)
SHARE OF RESULTS OF ASSOCIATED UNDERTAKINGS                                (6,704)           (4,978)          (21,312)
OTHER INTEREST RECEIVABLE AND SIMILAR INCOME                                 1,637             2,483             9,097
INTEREST PAYABLE AND SIMILAR CHARGES                            3         (44,213)          (36,878)         (169,930)
LOSS ON ORDINARY ACTIVITIES BEFORE TAX                                    (70,245)          (69,545)         (309,909)
TAX ON LOSS ON ORDINARY ACTIVITIES                                              20              (64)             (521)
LOSS ON ORDINARY ACTIVITIES AFTER TAX                                     (70,225)          (69,609)         (310,430)
MINORITY INTERESTS                                                            (26)             (117)             (293)
LOSS FOR THE FINANCIAL PERIOD                                             (70,251)          (69,726)         (310,723)
                                                                   ====================================================
LOSS PER EQUITY SHARE                                                        (4.9)             (4.9)            (21.8)
                                                                   ====================================================


1  EARNINGS/ (LOSS) BEFORE INTEREST, TAXES,
    DEPRECIATION, AND AMORTISATION ("EBITDA")

OPERATING LOSS                                                             (20,965)         (30,172)          (127,764)
ADD:  DEPRECIATION                                                           46,724           37,456            177,341
EBITDA                                                                       25,759            7,284             49,577
                                                                   =====================================================


2  OPERATING COSTS

PROGRAMMING EXPENSES                                                         25,257           23,198             93,441
TELEPHONY EXPENSES                                                           14,201           14,379             50,145
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                                45,207           45,529            193,335
DEPRECIATION                                                                 46,724           37,456            177,341
                                                                            131,389          120,562            514,262
                                                                   =====================================================

3  INTEREST PAYABLE AND SIMILAR CHARGES

ON BANK LOANS AND OVERDRAFTS AND OTHER LOANS
  WHOLLY REPAYABLE WITHIN 5 YEARS                                             1,064            3,320             16,941
  WHOLLY OR PARTLY REPAYABLE IN MORE THAN 5 YEARS                             9,846              539             14,741
FINANCE COSTS OF SENIOR DISCOUNT DEBENTURES                                  19,854           16,815             71,661
FINANCE COSTS OF SENIOR DEBENTURES                                            5,686            5,657             22,657
FINANCE CHARGES PAYABLE IN RESPECT OF FINANCE
    LEASE AND HIRE PURCHASE CONTRACTS                                         1,243            1,109              4,702
EXCHANGE LOSSES ON FOREIGN CURRENCY TRANSLATION, NET                          1,316            7,517             30,954
OTHER                                                                         5,204            1,921              8,274
                                                                             44,213           36,878            169,930

The consolidated financial statements as set out on pages 9 and 10 which are unaudited, have been prepared on the basis of the accounting policies set out in the Group's 1997 Annual Report. The balance sheet, profit and loss account and cash flow statement at 31 December 1997 is derived from the statutory accounts for 1997 which will be delivered to the Registrar of Companies following the Company's annual general meeting. The auditors have reported on those accounts: their report was unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985.

TELEWEST COMMUNICATIONS PLC
UK GAAP

UNAUDITED SUMMARISED CONSOLIDATED BALANCE SHEET AT 31 MARCH 1998

                                                                       31 MARCH           31 MARCH         31 DECEMBER
                                                                           1998               1997                1997
                                                                     (POUND)000         (POUND)000          (POUND)000
FIXED ASSETS                                                          1,785,383          1,657,750           1,809,213
CURRENT ASSETS
     Stocks                                                                  96                 62                  32
     Debtors                                                             81,741             79,821              70,457
     Cash at bank and in hand                                            43,875            106,802              29,582
                                                                        125,712            186,685             100,071

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                        (228,100)          (220,425)           (334,756)

NET CURRENT LIABILITIES                                               (102,388)           (33,740)           (234,685)

TOTAL ASSETS LESS CURRENT LIABILITIES                                 1,682,995          1,624,010           1,574,528

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR             (1,484,400)        (1,113,359)         (1,305,708)

MINORITY INTERESTS                                                        (666)              (464)               (640)
                                                                 ------------------------------------------------------

CAPITAL AND RESERVES                                                    197,929            510,187             268,180


TELEWEST COMMUNICATIONS PLC
UK GAAP

                                                                        3 Months ended         Year ended
                                                                            March 31           31 Dec 97
                                                                     1998            1997           1997
                                                                     ----            ----           ----
                                                              (pound)'000     (pound)'000    (pound)'000

NET CASH INFLOW FROM OPERATING ACTIVITIES                           9,101        (18,706)         68,624
                                                           ----------------------------------------------


RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                   1,194           1,045          3,599
Interest paid                                                    (13,090)         (3,421)       (63,479)
Interest element of finance lease payments                        (1,243)           (151)        (4,702)
                                                           ----------------------------------------------


NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
OF FINANCE                                                       (13,139)         (2,527)       (64,582)
                                                           ----------------------------------------------


CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                (49,345)        (92,619)      (436,100)
Sale of tangible fixed assets                                       3,188             999          6,066
                                                           ----------------------------------------------


NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
INVESTMENT                                                       (46,157)        (91,620)      (430,034)
                                                           ----------------------------------------------

ACQUISITIONS AND DISPOSALS

Investment in associated undertakings and other
participating interests                                           (2,202)         (8,505)        (9,633)
                                                           ----------------------------------------------


NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS                  (2,202)         (8,505)        (9,633)
                                                           ----------------------------------------------


MANAGEMENT OF LIQUID RESOURCES
(Increase) / Decrease in fixed deposits (net)                    (10,574)        (16,052)         53,288


FINANCING
Cash paid for credit facility arrangement costs                   (5,900)               0              0
Proceeds from borrowings                                           75,000         150,000        392,500
Repayment of borrowings                                              (10)               0        (2,375)
Capital element of finance lease payments                         (2,400)         (1,020)        (3,971)
                                                           ----------------------------------------------


NET CASH INFLOW FROM FINANCING                                     66,690         148,980        386,154
                                                           ----------------------------------------------

INCREASE IN CASH                                                    3,719          11,570          3,817


TELEWEST COMMUNICATIONS PLC
US GAAP

     UNAUDITED SUMMARISED CONSOLIDATED STATEMENTS OF OPERATIONS                3 MONTHS        3 MONTHS        3 MONTHS
                                                                                  ENDED           ENDED           ENDED
                                                                               31 MARCH        31 MARCH        31 MARCH
                                                                                   1998            1998            1997
                                                                                   ----            ----            ----
                                                                                   $000      (POUND)000      (POUND)000
     REVENUE
          Cable television                                                       74,068          44,180          38,101
          Telephony - residential                                                81,203          48,436          39,674
          Telephony - business                                                   22,636          13,502           9,287
          Other                                                                   7,219           4,306           3,328
                                                                             -------------------------------------------

                                                                                185,126         110,424          90,390
                                                                             ===========================================

     OPERATING LOSS                                                            (46,211)        (27,564)        (36,766)

     Interest income                                                              1,829           1,091           2.362
     Interest expense                                                          (71,622)        (42,721)        (30,314)
     Foreign exchange gain/(losses), net                                         11,115           6,630        (24,127)
     Share of losses of affiliates                                             (11,239)         (6,704)         (4,978)
     Minority interest in profits of consolidated subsidiaries, net                (44)            (26)           (117)
     Other, net                                                                     916             546             121
                                                                             -------------------------------------------

     LOSS BEFORE INCOME TAXES                                                 (115,256)        (68,748)        (93,819)
     Income tax expense                                                              34              20            (64)
                                                                             -------------------------------------------

     NET LOSS                                                                 (115,222)        (68,728)        (93,883)
                                                                             ===========================================

     LOSS PER ORDINARY SHARE
     (DOLLARS/POUNDS)                                                           $(0.12)   (POUND)(0.07)   (pound)(0.10)
                                                                             ===========================================

1     EARNINGS/(LOSS) BEFORE INTEREST, TAXES, DEPRECIATION AND
        AMORTISATION ("EBITDA")

     Operating loss                                                            (46,211)        (27,564)        (36,766)
     Add: depreciation and amortisation of goodwill                              89,396          53,323          44,050
                                                                             -------------------------------------------

     EBITDA                                                                      43,185          25,759           7,284
                                                                             ===========================================

2     OPERATING COSTS AND  EXPENSES

     Programming                                                                 42,343          25,257          23,198
     Telephony                                                                   23,808          14,201          14,379
     Selling, general and administration                                         75,790          45,207          45,529
     Depreciation                                                                78,333          46,724          37,456
     Amortisation of goodwill                                                    11,063           6,599           6,594
                                                                             -------------------------------------------

                                                                                231,337         137,988         127,156

The consolidated financial statements as set out on pages 12 and 13 which are unaudited, have been prepared on the basis of the accounting policies set out in the Group's 1997 Annual Report. The balance sheet, profit and loss account and cash flow statement at 31 December 1997 is derived from the statutory accounts for 1997 which will be delivered to the Registrar of Companies following the Company's annual general meeting. The auditors have reported on those accounts: their report was unqualified and did not contain a statement under section 237(2) or (3) of the Companies Act 1985.

The economic environment in which the Company operates is the United Kingdom ("UK") and hence its reporting currency is Pounds Sterling ("(pound)"). Merely for convenience, the financial statements contain translations of certain Pounds Sterling amounts into US Dollars at $1.6765 per (pound)1.00, the Noon Buying Rate of the Federal Reserve Bank of New York on March 31, 1998. The presentation of the US Dollar amounts should not be construed as a representation that the Pounds Sterling amounts could be so converted into US Dollars at the rate indicated or at any other rate.

TELEWEST COMMUNICATIONS PLC
US GAAP

                                                                     31 MARCH           31 MARCH             31 MARCH
                                                                         1998               1998                 1997
                                                                         $000         (POUND)000           (POUND)000
ASSETS
Cash and cash equivalents                                              73,556             43,875               29,582
Receivables and prepaid expenses                                      134,824             80,420               70,459
Investments                                                           130,755             77,993               85,373
Property and equipment                                              2,858,277          1,704,907            1,705,520
Goodwill                                                              770,035            459,311              465,905
                                                               -------------------------------------------------------
Other assets                                                           81,827             48,808               56,513
                                                               =======================================================

TOTAL ASSETS                                                        4,049,274          2,415,314            2,413,352
                                                               =======================================================

LIABILITIES
Debt                                                                2,428,947          1,448,820            1,373,054
Other liabilities                                                     495,918            295,806              300,908
                                                               -------------------------------------------------------

TOTAL LIABILITIES                                                   2,924,865          1,744,626            1,673,962

MINORITY INTERESTS                                                      1,117                666                  640
SHAREHOLDERS' EQUITY                                                1,123,292            670,022              738,750
                                                               -------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          4,049,274          2,415,314            2,413,352
                                                               -------------------------------------------------------

UNAUDITED SUMMARISED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     3 months           3 months             3 months
                                                                        ended              ended                ended
                                                                     31 March           31 March             31 March
                                                                         1998               1998                 1997
                                                                         $000         (pound)000           (pound)000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                            (115,222)           (68,728)             (93,883)
Adjustments to reconcile net loss to net cash used in
operating activities
    Depreciation                                                       78,333             46,724               37,456
    Amortisation of goodwill                                           11,055              6,594                6,594
    Amortisation of deferred financing costs and issue
        discount on senior discount debentures                         40,145             23,946               18,276
    Unrealised (gains)/loss on foreign currency translation          (11,107)            (6,625)               23,794
    Share of losses of affiliates                                      11,239              6,704                4,978
    Gain on disposals of assets                                         (857)              (511)                (121)
    Minority interests in profits of consolidated                          44                 26                  117
subsidiaries, net
        Changes in operating assets and liabilities
        Change in receivables                                         (7,754)            (4,625)             (11,553)
        Change in prepaid expenses                                    (4,230)            (2,523)                  167
        Change in accounts payable                                      9,710              5,792             (15,034)
        Change in other liabilities                                  (18,125)           (10,811)                7,976
                                                               -------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                 (6,769)            (4,037)             (21,233)

NET CASH USED IN INVESTING ACTIVITIES                                (81,073)           (48,359)            (100,125)

NET CASH PROVIDED BY FINANCING ACTIVITIES                             111,804             66,689              148,980
                                                               -------------------------------------------------------


NET DECREASE IN CASH AND CASH EQUIVALENTS                              23,962             14,293               27,622

Effect of exchange rate changes on cash and cash equivalents                0                  0                   64
Cash and cash equivalents at beginning of period                       49,594             29,582               79,116

                                                               -------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                             73,556             43,875              106,802



                                    - ENDS -